333 W San Carlos Suite 700 San Jose, CA 95110 T +1 408 572 4440 F +1 408 572 4441 www.rsmus.com January 30, 2024 Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read Movella Holdings Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on January 30, 2024 and we agree with such statements concerning our firm.